SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   October 6, 1995


                BEDFORD PROPERTY INVESTORS, INC.
     (Exact name of Registrant as specified in its charter)



Maryland                         1-12222                 68-0306514
(State or other                  (Commission      (I.R.S. Employer
jurisdiction of                  File Number)   Identification No.)
incorporation)



       270 Lafayette Circle, Lafayette, California  94549
            (Address of principal executive offices)


Registrant telephone number, including area code:    (510) 283-8910

Item 2.  Acquisition or Disposition of Assets

        On October 6, 1995, Bedford Property Investors, Inc. (the Company ) completed the acquisition of 6600 College Boulevard which consists of one building, a 79,316 square foot office complex located in Overland Park, Kansas. The complex was acquired from AEW #25 Trust for $ 6.4 million. AEW #25 Trust is an affiliate of Bed Preferred No. 1 Limited Partnership which recently purchased $50 million of the Company's Series A Convertible Preferred Stock. The directors of the Company who are affiliated with Bed Preferred No. 1 Limited Partnership, however, played no role in this acquisition. The Company used a portion of the net cash proceeds from the sale of the IBM Building which was completed on October 2, 1995 to finance this acquisition.

Item 7. Financial Statement and Exhibits

        (a)  Financial Statements
             Required financial information disclosures with respect to the acquisition of 6600 College Boulevard will be filed by amendment to this form 8-K within (60) days of the date of this report.

        (b)  Pro forma Financial Information
             Required pro forma financial information disclosures with respect to the acquisition of 6600 College Boulevard will be filed by amendment to this form 8-K within sixty (60) days of the date of this report.

        (c)  Exhibits and Exhibits Index

             10.1   Purchase Contract for 6600 College Boulevard Building

             99.1 Press Release regarding the acquisition of the 6600 College Boulevard Building in Overland Park, Kansas

                       SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                       BEDFORD PROPERTY INVESTORS, INC.

                       By:  /s/ Donald A. Lorenz
                            Donald A. Lorenz
                            Executive Vice President and
                            Chief Financial Officer

Date:  October 17, 1995

                       Exhibit 10.1

                     6600 COLLEGE BLVD.

                CONTRACT OF PURCHASE AND SALE

        This Contract of Purchase and Sale (the Contract") is entered into by and between AEW #25 TRUST ("Seller"), and BEDFORD PROPERTY INVESTORS, INC. ("Purchaser").

        This Contract is executed upon the following terms and provisions:


                            ARTICLE 1

                     Property Identification

        Section 1.1. Seller hereby agrees to sell and convey to Purchaser and Purchaser hereby agrees to purchase and accept from Seller, for the Purchase Price (as hereinafter defined) and subject to the terms and conditions hereinafter set forth, all of the following:

             (a) That certain tract of land (the "Land") situated in Overland Park, Kansas, and being more particularly described on Exhibit "A" attached hereto and incorporated herein together with all rights and appurtenances pertaining thereto, including all right, title and interest of Seller in and to adjacent streets, alleys, easements and rights of way.

             (b) All improvements (the "Improvements") situated upon the Land including, but not limited to, those certain buildings, structures, fixtures and other improvements of every kind and nature presently situated on, in or under or hereafter erected or installed on the Land.

             (c) All furniture, furnishings, fixtures, equipment, machinery, heating, ventilation and air conditioning systems, carpeting, window coverings, supplies and other items of tangible personal property (the "Personal Property") of every kind and nature, if any, owned by Seller and now or hereafter installed, located or situated on or used in connection with the operation of the Land or Improvements.

             (d) All of Seller's rights in all leases and rental agreements (the "Tenant Leases") covering any portion of the Land or Improvements and all security and other deposits of tenants made under the Tenant Leases held by Seller (the "Tenant Deposits").

             (e) All of Seller s rights in any service contract connected with the operation of the Land or Improvements designated by Purchaser, and all permits, plans, specifications, warranties, guaranties, licenses, advertising and leasing brochures, trade names, trademarks and other intangible property (the "Intangible Property") connected with the operation of the Land or Improvements. Seller agrees to terminate any management and leasing agreements related to the Property and any service contract not designated to be retained by Purchaser as provided herein.

        The Land and Improvements are hereinafter sometimes referred to collectively as the "Real Property" and the Real Property, Personal Property, Tenant Leases and Intangible Property are hereinafter sometimes referred to collectively as the "Property".


                           ARTICLE 2

                  Consideration for Conveyance

        Section 2.1 The Purchase Price (herein so called) for the Property shall be SIX MILLION THREE HUNDRED SEVENTY FIVE THOUSAND AND NO 100 DOLLARS ($6,375,000). The Purchase Price shall be paid in cash at Closing.


                           ARTICLE 3

                 Title Company and Earnest Money

        Section 3.1 The Title Company (herein so called) shall be First Amnerican Title Guaranty Company, 1850 Mt. Diablo Blvd., #300, Walnut Creek, CA 94596, Pam Nicolini E #765522 (P.B.)

        Section 3.2 Purchaser shall deposit with the Title Company ONE HUNDRED THOUSAND AND NO 100 DOLLARS ($100,000.00) (the "Earnest
Money") within five (5) business days following the final execution of this Contract. Purchaser's failure to timely deposit the Earnest
Money shall entitle Seller to terminate this Contract. Upon receipt of the Earnest Money, the Title Company shall deposit same in a separate federally insured interest bearing account at a bank or banks designated by Purchaser. All interest shall become part of the Earnest Money. The Earnest Money shall be credited toward the Purchase Price at Closing or, if this Contract does not close, the Earnest Money shall be delivered in accordance with the terms hereof.


                           ARTICLE 4

               Survey and Preliminary Title Report

        Section 4.1 Within twenty (20) days after the final execution of this Contract, Seller shall, at Seller's sole cost and expense, obtain and cause to be furnished to Purchaser and Title Company a recertification of a survey of the Real Property dated October 10, 1991, prepared by R. C. "Bud" Roudebush of Anderson Survey Company.
The recertified survey shall be certified to Seller, Purchaser and Title Company and shall be updated in a manner sufficient for the Title Company to provide survey coverage under an ALTA extended coverage (B-1970) owner's title insurance policy (the "Title Policy"). Purchaser, at Purchaser's sole cost and expense, may request the surveyor to perform such additional surveying services and to modify the recertified survey to Purchaser's specifications, provided, however, that all such work shall be done at Purchaser's sole cost and expense.

        Section 4.2 Within twenty (20) days after final execution of this Contract, Purchaser shall obtain for itself and shall cause to be furnished to Seller a commitment (the "Title Commitment") from the Title Company for the Title Policy setting forth the status of title to the Real Property and all exceptions to title which would appear in the Title Policy, if issued, in the full amount of the Purchase Price together with true legible copies of all instruments referred to in the Title Commitment as effecting title to the Real Property.

        Section 4.3 Purchaser shall have until thirty (30) days after the final execution of this Contract (the "Review Period") in which to notify Seller in writing of any objections Purchaser has to any matters shown or referred to in the survey or in the Title Commitment. Any matter to which Purchaser does not object shall be considered as a "Permitted Exception" (herein so called). Seller shall have seven (7) days after receipt of Purchaser's written objections in which to notify Purchaser as to which objections, if any, Seller will not correct. If Seller refuses to correct any objection, Purchaser shall have three (3) business days after receipt of Seller's notice of same in which to terminate this Contract by written notice to Seller otherwise Purchaser shall be deemed to have waived its objection. If this Contract is terminated by Purchaser as provided above, except for Purchaser's indemnity under Section 6.3 below, the parties hereto shall have no further obligations one to the other. If Purchaser fails to terminate this Contract in the time and manner provided above, all objections shall be deemed waived and shall be considered "Permitted Exceptions".


                            ARTICLE 5

                Additional Items to be Furnished
                     to Purchaser by Seller

        Section 5.1 Unless previously furnished, Seller shall furnish to Purchaser within five (5) days after the final execution of this Contract the following:

             (a) A Rent Roll (herein so called) prepared as of the first day of August 1995 which shall reflect, as of the date thereof, with respect to each tenant occupying space on the Land or in the Improvements:

                  (i)    an identification of the leased premises;

                  (ii)   the name of the tenant(s);

                  (iii)  the monthly rental;

                  (iv) the amount of any security deposit and any other deposits and whether or not any deposit has been previously applied to cure a tenant default;

                  (v)    the date through which rental is paid;

                  (vi) the commencement and expiration date of the lease;

                  (vii)  all tenant expansion and renewal options;

                  (viii) whether the tenant has any purchase option
                         or right of first refusal with respect to the Real Property; and

                  (ix) whether the tenant is currently in material default.

             The Rent Roll shall be certified by Seller as being true and correct.

             (b) An inventory of all of the Personal Property, if any, which is to be conveyed by Seller to Purchaser at the Closing.

             (c) A list of all service contracts or other agreements (such as management or leasing agreements) affecting the operation of the Real Property, together with copies of same.

             (d) Copies of the most recent ad valorem tax statements on the Land, Improvements and Personal Property.

             (e) Copies of all permits, licenses, "as built plans and specifications, certificates of occupancy and other such Intangible Property in Seller's possession affecting the Real Property or its operations.

             (f) Operating statements of the Real Property for 1994 and the current year to date.

             (g) Copies of the Tenant Leases and all amendments thereto, including any related brokerage agreements which currently affect any Tenant Lease.

        Section 5.2 The following provisions shall apply to Tenant Estoppels to be furnished by Seller to Purchaser pursuant to this
Contract:

             (a) Seller shall use reasonable efforts to obtain and furnish to Purchaser at least five (5) days prior to the Closing a Tenant Estoppel Certificate from each tenant occupying space within the improvements. The form of such Tenant Estoppel Certificate shall be as attached hereto as Exhibit "B" and shall be completed by the tenant in a manner not inconsistent with the terms of the Tenant Lease.

             (b) It shall be a condition to Purchaser's obligation to close hereunder that Purchaser has received a satisfactory Tenant Estoppel Certificate from Sprint.

             (c) If, after using reasonable efforts, Seller fails to obtain a satisfactory Tenant Estoppel Certificate from Sprint, it shall not be a Seller's default, but Purchaser may, as it sole remedy in connection with such failure, either (i) terminate this Contract, in which event the Purchaser shall receive back its Earnest Money and the parties hereto shall have no further obligations or liabilities one to the other, except for the indemnities set forth in Section 6.3 below, or (ii) waive the condition precedent in subsection (b) and close this Contract without deduction in the Purchase Price.


        Section 5.3 At or before the Closing, Seller shall furnish to Purchaser an Updated Rent Roll (herein so called) containing the information required on the Rent Roll referred to in Section 5.1(a) above and dated as of a date no earlier than five (5) days prior to the Closing. The Updated Rent Roll shall be certified by Seller as being true and correct. If the Updated Rent Roll discloses that a tenant identified in the Rent Roll has vacated its premises or is more than thirty (30) days delinquent in its monthly rental payments, Purchaser may terminate this Contract, by written notice to Seller whereupon the Earnest Money shall be paid to Purchaser and thereafter, except for Purchaser's indemnification obligations set forth in
Section 6.3 below, Seller and Purchaser shall have no further obligations or liabilities to each other hereunder.

        Section 5.4 No later than ten (10) days prior to the end of the Inspection Period, Seller shall prepare and furnish to Purchaser draft copies of all conveyance documents referred to in Section 10.2 below for review and approval by Purchaser and Purchaser's counsel.


                            ARTICLE 6

                     Inspections and Audits

        Section 6.1 Purchaser, personally or through its authorized agent or representative, shall be entitled to enter upon the Real Property at all reasonable times, and Purchaser, or its authorized agents or representatives, shall have the right to make such investigations, including but not limited to, engineering studies, soil tests, environmental studies and such other studies, inspections and tests of the Real Property which Purchaser, in its sole discretion, deems necessary or advisable and to examine, audit and copy all of Seller's records and files related to Seller's ownership and operation of the Real Property, which Purchaser, in its sole discretion, deems necessary or advisable. All entries and all investigations by Purchaser or its representatives shall be after notice to Seller (which may be oral) and Seller or a representative of Seller shall be allowed to be present during each entry or inspection. Also, Purchaser's activities at the Real Property shall be conducted in such a manner so as to not unreasonably interfere with the occupancy of any tenant. Further, Seller agrees to make available to Purchaser, or to its duly authorized agents or representatives, either at the office of Seller's property manager in Overland Park, Kansas, or at the offices of Aldrich, Eastman & Waltch ("AEW") in Boston, Massachusetts, the originals of all Tenant Leases and all applicable books and records relating to the Real Property and the operation and maintenance thereof. Such items may be examined at all reasonable times during normal business hours upon prior reasonable notice (which may be oral) to Seller.

        Section 6.2 During the period ending forty five (45) days after the final execution of this Contract (the "Inspection Period"), Purchaser shall make all audits, inspections or investigations with respect to any or all of the aforesaid items and the Property desired by Purchaser in the exercise of its sole discretion. If, within such period, Purchaser shall, for any reason in Purchaser's sole discretion, disapprove or shall be dissatisfied with any aspect of the Property or any item examined by Purchaser, or if Purchaser decides not to pursue the purchase of the Property for any reason whatsoever or for no reason at all, then Purchaser shall be entitled to terminate this Contract by giving written notice thereof to Seller and the Title Company prior to the expiration of said Inspection Period, whereupon the Earnest Money shall be returned to Purchaser and thereafter, except for Purchaser's indemnification obligations set forth in
Section 6.3 below, Seller and Purchaser shall have no further obligations or liabilities to each other hereunder. If Purchaser fails to terminate this Contract during the Inspection Period in the manner provided for herein, Purchaser shall be deemed conclusively to have accepted all aspects of the Property including, but not limited to, its physical condition and the approval of the items furnished to Purchaser pursuant to Section 5.1 above.

        Section 6.3. Purchaser shall indemnify and hold Seller harmless from any claims, damages, causes of action or costs (including reasonable attorneys fees) for property damage or bodily injury resulting from the negligence or willful misconduct of Purchaser, or its agents and representatives, in connection with the inspections and audits conducted by Purchaser or its agents or representatives under this Article 6 and, notwithstanding any other provision in this Contract to the contrary, this indemnification shall survive the termination or closing of this Contract. Further, Purchaser shall keep confidential all data and information furnished by Seller pursuant to this Contract and, in the event this Contract does not close, Purchaser shall return to Seller all items furnished by Seller to Purchaser pursuant hereto, including all copies thereof made by Purchaser. As used herein, the term "keep confidential" shall mean that Purchaser shall not disclose or publish the data and information to any person or entity other than those described in Section 14.14 below.

        Section 6.4. Prior to the expiration of the Inspection Period, Purchaser shall notify Seller of all service contracts and other agreements affecting the Real Property which Purchaser wishes to assume at the Closing. All service contracts and other agreements which Purchaser does not wish to assume, shall be terminated by Seller, at Seller's sole cost, on or prior to the Closing.


                            ARTICLE 7

 Casualty Damage, Condemnation, and other Conditions to Closing

        Section 7.1 In the event all or a portion of the Improvements should be damaged or destroyed by fire or other casualty prior to Closing such that the cost to repair same exceeds $150,000, Purchaser may, at Purchaser's sole option, elect to either:

             (a)  terminate this Contract and receive back its Earnest
        Money; or

             (b) close this Contract without reduction in the Purchase Price and require Seller to assign to Purchaser at Closing all insurance proceeds (including rental loss insurance proceeds) payable for such damage and pay to Purchaser the amount of any deductible under the insurance policy.

        If the cost to repair the damage does not exceed $150,000, Purchaser's option shall be limited to (b) above.

        Section 7.2 In the event that any portion of the Real Property should be condemned prior to the Closing, Purchaser may, at Purchaser's sole option, elect either to:

             (a)  terminate this Contract and receive back its Earnest
        Money; or


             (b) close this Contract without reduction in the Purchase Price and require Seller to assign to Purchaser at Closing all condemnation proceeds payable as a result of such condemnation or sale in lieu thereof.

        Section 7.3 Purchaser's obligation to close escrow and purchase the Property from Seller is subject to the following conditions which must be satisfied or waived by Purchaser prior to Closing:

             (a) Purchaser shall have approved or be deemed to have approved all items inspected by Purchaser pursuant to Sections
        6.1 and 6.2 above and the items furnished to Purchaser pursuant to Section 5.1 above prior to the expiration of the Inspection Period. If Purchaser fails to terminate this Contract prior to the expiration of the Inspection Period, this Section 7.3(a) shall be deemed conclusively to have been satisfied.

             (b) Seller shall have performed (or Purchaser shall have waived or been deemed to have waived) all of Seller's obligations under this Contract.

             (c) The Title Company shall have irrevocably committed to issues to Purchaser the Title Policy containing no exceptions other than the Permitted Exceptions and the standard printed exceptions.

             (d) Seller shall have delivered to Purchaser or Purchaser shall have waived delivery of the Tenant Estoppel Certificate for Sprint as provided in Section 5.2 above.

             (e)  The Sprint Tenant Lease shall be in full force.

        The provisions of this Section 7.3 are for the benefit of Purchaser and may be waived by Purchaser at Purchaser's sole option.


                             ARTICLE 8

                  Representations and Warranties

        Section 8.1 Seller makes the following representations and warranties:

             (a) Seller is a trust created and validly existing under the laws of the Commonwealth of Massachusetts.

             (b) Seller has full right, power and authority and is duly authorized to enter into this Contract, to perform each and every one of the covenants on its part to be performed hereunder and to execute and deliver, and to perform its obligations under all documents required to be executed and delivered by it pursuant to this Contract and this Contract constitutes the valid and binding obligation of Seller enforceable in accordance with its terms.

             (c) No approval, consent, order or authorization of, or designation, registration or declaration with, any of the United States, the Commonwealth of Massachusetts or the State of Kansas, any department, board, agency, office, commission or other subdivisions thereof, or any official thereof (each a "Governmental Authority") is required in connection with the valid execution and delivery of, and performance of the covenants of, this Contract by Seller.

             (d) The execution of this Contract by Seller and Seller's observance and performance of all of its respective covenants and obligations hereunder do not contravene any judgment, order or provision of the law or any agreement binding upon Seller.

             (e)  Seller is not a "foreign person" within the meaning of
        Section 1445(f)(3) of the Internal Revenue Code of 1986.

             (f) There has not been filed by or, to Seller's actual knowledge, against Seller any petition in bankruptcy or other insolvency proceedings or proceedings for reorganization of Seller or for the appointment of a receiver or trustee for all or any substantial part of Seller's property, nor has Seller made any assignment for the benefit of its creditors or filed a petition for an arrangement, or entered into an arrangement with creditors or otherwise admitted in writing its inability to pay their debts as they become due.

             (g) To Seller's actual knowledge, there is presently no claim, litigation, proceeding or governmental investigation pending or threatened against or relating to the Property or the transactions contemplated hereby. Seller shall give Purchaser immediate notice of any such claim, litigation proceeding or investigation which becomes known to it prior to the Closing Date.

             (h) No notice of violation of any applicable zoning regulation or ordinance or other law, order, ordinance, permit, rule, regulation or requirement, or any covenants, conditions or restrictions affecting or relating to the use, operation or occupancy of the Property has been received by Seller from any governmental agency having jurisdiction or from any other person entitled to enforce the same.

             (i) As of the date of this Contract, Seller has not received any notice that Seller and/or the Property are in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, soil, water, or environmental conditions on, under or about the Real Property including, but not limited to, the Environmental Requirements (defined below).

             (j) During the period that Seller has owned the Real Property, Seller has not received any notice that there has been any use, presence, disposal, storage, generation, release, or threatened release (as those terms are used in the Environmental Requirements, and hereinafter collectively referred to as "Use") of Hazardous Materials (defined below) on, from or under the Real Property, in violation of the Environmental Requirements, except as previously disclosed by Seller to Purchaser in writing or in any reports furnished to Purchaser by Seller.

             (k) Seller has no actual knowledge of any Use of Hazardous Materials, on, from or under the Real Property which may have occurred prior to Seller taking title to the Real Property in violation of any Environmental Requirements, except as previously disclosed by Seller to Purchaser in writing or in any reports furnished to Purchaser by Seller.

             (l) During the period that Seller has owned the Real Property, there has been no enforcement action or litigation brought or threatened against Seller or the Real Property, nor any settlements reached by or with any party or parties alleging the Use of any Hazardous Materials on, from or under the Real Property, except as previously disclosed by Seller to Purchaser in writing or in any reports furnished to Purchaser by Seller.

             (m) Seller has received no notice of any pending or contemplated condemnation of the Real Property or any part thereof.

             (n) Other than the Tenant Leases, service contracts and other agreements being assumed by Purchaser, at Closing there shall be no outstanding contracts made by Seller for any improvements to the Real Property which have not been fully paid for by Seller.

             (o) Except as provided in the Tenant Leases and/or the Changes (defined below) delivered to Purchaser by Seller pursuant to Section 8.3 below, the Tenant Leases are in full force and effect and there are no other agreements, modifications, extensions, supplements or other amendments of any kind whatsoever with respect to the Tenant Leases. To Seller's actual knowledge, there are no defaults under any of the Tenant Leases by either Seller or any tenant thereunder other than as shown on the Rent Roll or the Updated Rent Roll.

             (p) To Seller's actual knowledge, all of its records and files pertaining to its ownership and operation of the Real Property as referenced in Section 6.1 above are maintained either at the office of Seller's property manager in Overland Park, Kansas, or at the offices of AEW in Boston, Massachusetts.

             (q) Seller's insurance coverage on the Real Property includes rental loss insurance in amounts equal to the actual rental loss, including loss of reimbursements for common area maintenance expenses, taxes and insurance premiums.

        As used in this Agreement, the words "to the best knowledge and belief of Seller", "to Seller's actual knowledge", "to Seller's knowledge" or similar language shall mean the actual knowledge of either Steve Centrella ("Centrella"), John Hyslip ("Hyslip"), or Julie Schwab ("Schwab"), who are the Seller's asset managers for the Property. Centrella, Hyslip or Schwab's actual knowledge shall mean that no information has come to the attention of Centrella, Hyslip or Schwab after having made reasonable inquiry of the local property manager of the Real Property that would give Centrella, Hyslip and Schwab any conscious awareness of the inaccuracy of the statement limited by such terms or similar language. Seller hereby represents and warrants that Centrella, Hyslip and Schwab are the employees of Seller's agent who are currently acting as Seller's asset managers of the Real Property and no other person who is currently employed by Seller's agent has had any such responsibility during Seller's ownership.

        If any of the representations and warranties set forth hereinabove are determined at any time on or before the date of Closing to be untrue or unfulfilled, then Purchaser, as its sole and exclusive remedy, may terminate this Contract by providing written notice of such termination to Seller, in which event the Earnest Money shall be returned to Purchaser and Seller shall pay to Purchaser its actual out-of-pocket expenses incurred in connection with the conduct of its due diligence in connection with this transaction, not to
exceed in the aggregate  the sum of $32,000.   Thereafter, Seller nor
Purchaser shall have any further liabilities or obligations unto each other except for Purchaser's obligations under Section 6.3 above. Seller covenants and agrees to notify Purchaser of any material change in the representations and warranties set forth herein which occur prior to Closing.

        Section 8.2. Purchaser makes the following representations and warranties to Seller:

             (a) Purchaser is duly formed and validly existing. The execution and delivery of this Contract have been duly authorized to the extent required by Purchaser's organizational documents and no further action on the part of Purchaser is necessary in order to permit Purchaser to enter into this Contract. This Contract constitutes the valid and binding obligation of Purchaser enforceable in accordance with its terms.

             (b) Purchaser has full right, power and authority and is duly authorized to enter into this Contract, to perform each and every one of the covenants on its part to be performed hereunder and to execute and deliver and to perform its obligations under all documents required to be executed and delivered by Purchaser pursuant to this Contract.

             (c) The execution of this Contract by Purchaser and Purchaser's observance and performance of all of its covenants and obligations hereunder do not contravene any judgment, order or provision of the law or any agreement binding upon the Purchaser and, when executed and delivered by Purchaser, the documents and instruments required to be executed and delivered by Purchaser pursuant to this Contract shall constitute valid and binding obligations of the Purchaser in accordance with their respective terms.

             (d) There has not been filed by, or to Purchaser's actual knowledge against Purchaser, any petition in bankruptcy or other insolvency proceedings or proceedings for reorganization of Purchaser or for the appointment of a receiver or trustee for all or any substantial part of Purchaser's property, nor has Purchaser made any assignment for the benefit of its creditors or filed a petition for an arrangement, or entered into an arrangement, with creditors or otherwise admitted in writing its inability to pay its debts as they become due.

             (e) To Purchaser's actual knowledge, there is no litigation or proceeding pending or threatened against Purchaser which would affect Purchaser entering into this Contract or completing the transactions contemplated hereunder.

             (f) Purchaser has no actual knowledge of any facts or circumstances which, if known to Seller, would make Seller's representations and warranties to Purchaser as set forth in
        Section 8.1 above incorrect, untrue or misleading in any manner.

             (g) Purchaser has never had and does not currently have the authority to appoint or terminate Aldrich Eastman Waltch ("AEW") as a pension fund manager for Brown & Williams Master Pension Trust ("Batus") or to negotiate the terms of AEW's management agreement, including any renewal or modification thereof, with Batus.

             (h) Purchaser has not relied on and will not rely on any representation or warranty of Seller in purchasing the Property other than those specifically set forth in this Contract.

        As used in this Contract, the words "to the best knowledge and belief of Purchaser," "to Purchaser's actual knowledge," "to Purchaser's knowledge," or similar language shall mean the actual knowledge of Robert Pester, Vice President of Purchaser. Robert Pester's "actual knowledge" shall mean that no information has come to the attention of Robert Pester after having made reasonable inquiry of the officers of Purchaser that would give Robert Pester any conscious awareness of the inaccuracy of the statement limited by such terms or similar lanaguage. Purchaser hereby represents and warrants that Robert Pester is the officer of Purchaser who is currently in charge of the acquisition of the Property pursuant to this Contract.

        Section 8.3. The following provisions shall govern the operation of the Real Property during the pendency of this Contract:

             (a) Seller shall cause to be maintained in force all fire and extended coverage insurance (including rental loss insurance) upon the Real Property, and public liability insurance with respect to damage or injury to person or property occurring on the Real Property in at least such amounts as are maintained by Seller on the date hereof.

             (b) Seller shall furnish to Purchaser copies of any new Tenant Lease or Change (defined below) entered into on or before five (5) days prior to the expiration of the Inspection Period, and if Purchaser does not approve same, Purchaser may terminate this Contract by written notice to Seller prior to the expiration of the Inspection Period. If Purchaser fails to terminate this Contract by the end of the Inspection Period, any new Tenant Lease or Change entered into by Seller prior to five
        (5) days prior to the end of the Inspection Period shall be deemed approved by Purchaser. Beginning five (5) days prior to the end of the Inspection Period and continuing through Closing, Seller shall not enter into any new Tenant Lease or modify, extend, supplement, replace, terminate, assign or otherwise change or amend any existing Tenant Lease (collectively, a "Change") without the prior written consent of Purchaser which shall not be unreasonably withheld or delayed. Failure to respond in writing within three (3) business days following written request therefor from Seller shall be deemed conclusively to constitute Purchaser's approval of the requested Change. In the event Purchaser timely notifies Seller of its disapproval of any requested new Tenant Lease or Change, the reason for such disapproval shall be stated in sufficient detail to allow Seller the ability to satisfy Purchaser's objections, if possible. All tenant improvements, leasing commissions and other costs to the landlord associated with any new Tenant Lease or Change executed between the date of this Contract and the Closing shall be prorated at Closing between Seller and Purchaser based on the percentage of time covered by the new Tenant Lease or Change occurring before and after Closing. For example, if the total cost for tenant improvements, leasing commission and other cost to the landlord associated with any new Tenant Lease or Change totals $100,000 and, if the period covered by such new Tenant Lease or change was 60 months and 2 months lapsed prior to Closing and 58 months remained after Closing, Seller would be responsible for 1/30 of the cost and Purchaser would be responsible for 29/30 of the cost; thus making Seller's cost $3,333 and Purchaser's cost $96,667. Notwithstanding the above, Seller shall be responsible for all tenant improvements, leasing commissions and other landlord costs associated with the recent amendment to the Sprint Tenant Lease entered into prior to the date of this Contract and all such amounts shall be paid prior to Closing or escrowed at the Closing.

                               ARTICLE 9

                           Purchaser's Risks

        Section 9.1 The parties hereto agree and acknowledge that Purchaser is being furnished access to the Property during the Inspection Period for the purpose of assessing its condition and allowing Purchaser to make Purchaser's own determination as to whether or not Purchaser wishes to purchase the Property. Therefore, it is agreed and acknowledged that the Property shall be conveyed and accepted "AS IS". "AS IS" means, without limitation: AS IS physical condition (both as to property defects seen and unseen and conditions natural or artificial), AS IS with respect to title to the Property (as disclosed by the Title Commitment and survey and subject to the Permitted Exceptions), AS IS with respect to all documents, agreements, restrictions, leases and covenants to which the Property is subject which have been disclosed by Seller to Purchaser and AS IS with respect to all laws, ordinances, rules and regulations to which the Property is subject under any applicable government or regulatory jurisdiction. In connection with the purchase of the Property, Purchaser is not relying on any representation or warranty by Seller except those set forth in Section 8.1 hereof; and Purchaser, itself or through its agents, shall make such investigations of the Property, market conditions, laws and other aspects of the Property as Purchaser deems necessary. Seller and Purchaser agree that the Property shall be sold "AS IS, WHERE IS, WITH ALL FAULTS" with no right of setoff or reduction in the Purchase Price.

        Section 9.2. As a part of the items to be furnished to Purchaser pursuant to this Contract, Seller may provide to Purchaser copies of reports prepared by parties other than Seller evidencing the results of an environmental assessment performed on Seller's or Seller's predecessor's behalf for the purpose of assessing the environmental issues concerning the Real Property (the "Environmental Assessment Reports"). Purchaser understands and acknowledges that any Environmental Assessment Report which may be provided by Seller is being provided without representation or warranty as to the completeness or accuracy of the facts, presumptions and conclusions contained therein. Purchaser has been expressly advised by Seller to conduct an independent investigation and inspection of the Real Property utilizing experts as Purchaser deems to be necessary for an independent assessment of all environmental liability and risk with respect to the Real Property. Purchaser further acknowledges and agrees that, having been given the opportunity to inspect the Real Property, Purchaser is relying solely on its own investigation of the Real Property and not on any information provided or to be provided by Seller except as may be a part of the representations and warranties set forth in Section 8.1 above and hereby waives all claims against Seller (including, but not limited to, any right or claim of contribution) arising from or related to any "Hazardous Materials" (as defined below) on the Real Property except for claims resulting directly from a misrepresentation or breach of warranty set forth in
Section 8.1 above. For purposes of this Contract, the term "Hazardous Materials" shall mean any substance which is or contains: (i) any "hazardous substance" as now or hereafter defined in Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA") or any regulations promulgated under CERCLA; (ii) any "hazardous waste" as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) ("RCRA") or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. Section 2601 et. seq.); (iv) gasoline, diesel fuel or other petroleum hydrocarbons;
(v) asbestos and asbestos containing materials, in any form, whether friable or non friable; (vi) polychlorinated biphenyls; (vii) radon gas; and (viii) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under "Environmental Requirements" (as hereinafter defined) or the common law, or any other applicable laws related to the Real Property. Hazardous Materials shall include, without limitation, any substance, the presence of which on the Real Property (A) requires reporting, investigation or remediation under Environmental Requirements; (B) causes or threatens to cause a nuisance on the Real Property or adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Real Property or adjacent property; or (C) which, if emanated or migrated from the Real Property, could constitute a trespass.

        For purposes of this Contract, the term "Environmental Requirements" shall mean all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders and decrees now or hereafter enacted, promulgated or amended, of the United States, the states, the counties, the cities or any other political subdivisions in which the Real Property is located and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of the Real Property, the Real Property or the use of the Real Property relating to pollution, the protection or regulation of human health, natural resources or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or waste or Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water or land or soil).

                           ARTICLE 10

                             Closing

        Section 10.1 The Closing hereunder shall take place at the offices of the Title Company at 10:00 A.M. on or before October 27, 1995 (the "Closing Date") upon five (5) days written notice from Purchaser to Seller.

        Section 10.2 At the Closing, Seller shall deliver or cause to be delivered to Purchaser the following:

             (a) Special Warranty Deed (the "Deed") executed and acknowledged by Seller and conveying the Real Property to Purchaser subject to no exceptions other than the Permitted Exceptions.

             (b) Bill of Sale (the "Bill of Sale") executed by Seller assigning and transferring to Purchaser all of the Personal Property.

             (c) All Tenant Leases (with amendments and modifications thereto) together with an assignment (the "Assignment of Leases") executed by Seller assigning to Purchaser all of the lessor's or landlord's interest in the Tenant Leases and the Tenant Deposits.

             (d) Blanket Assignment (the "Assignment") executed by Seller assigning to Purchaser all of Seller's rights in the Intangible Property (the Intangible Property to be assigned to Purchaser shall not include any insurance policy covering the Property; it being understood that Purchaser shall obtain its own insurance).

             (e) All keys in Seller's possession to all locks on the Real Property and all documents in the possession of Seller and Seller's agent pertaining to tenants of the Real Property including, but not by way of limitation, all applications, correspondence and credit reports relating to each such tenant.

             (f) A Non Foreign Person Affidavit ("Affidavit") for Seller sworn to by a trustee of Seller as required by Section 1445 of the Internal Revenue Code.

             (g) Such evidence or documents as may be reasonably required by the Title Company evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the sale of the Property.

             (h) The Title Policy in the amount of the Purchase Price insuring good and indefeasible fee simple title to the Real Property in the Purchaser, subject only to the Permitted
        Exceptions and the printed exceptions.

        Section 10.3 At the Closing, Purchaser shall deliver to Seller the following items:

             (a)  The Purchase Price in cash.

             (b) An executed counterpart of the Assignment of Leases evidencing its assumption of the landlord's or lessor's obligations (except for accrued obligations of the landlord or lessor as of the Closing Date, which shall be and remain the obligation of Seller) under the Tenant Leases for all periods after the Closing Date.

             (c) An executed counterpart of the Assignment evidencing its assumption of Seller's unaccrued obligations under any service contracts and other agreements (to the extent Purchaser elects to take assignment thereof), warranties, guaranties deposits, bonds, permits, plans, specifications and other Intangible Property assigned to Purchaser for periods after the Closing Date.

             (d) Such evidence or documents as may reasonably be required by the Title Company evidencing the status and capacity of Purchaser and the authority of the person or persons who are executing the various documents on behalf of Purchaser in connection with the purchase of the Property.

        Section 10.4 At Closing, the following items shall be adjusted or prorated between Seller and Purchaser:

             (a) Seller shall pay to Purchaser, in cash, the amount of any rents or other amounts paid to the Seller by tenants of the Real Property for the Closing Date and thereafter. Any rents or other amounts subsequently collected by Purchaser which are owing to the Seller by tenants of the Real Property for periods prior to the Closing Date shall be forthwith paid by Purchaser to Seller, provided however, that Purchaser may apply all such amounts first to monies owed to Purchaser for periods following the Closing Date. Also, Seller shall have the right to collect such amounts directly from the tenants at Seller's sole expense, but Seller may not institute any action for ejectment or unlawful detainer against any tenant.

             (b) Seller shall pay to Purchaser, in cash at Closing, the amount of any Tenant Deposits held by Seller pursuant to provisions of any Tenant Lease and not previously applied to rent or other amounts due by tenant for periods prior to Closing.

             (c) Ad valorem taxes shall be prorated as of the Closing Date and the Seller shall pay to Purchaser in cash at Closing Seller's pro rata share of same and Purchaser shall assume all liability for ad valorem taxes assessed against the Property for the calendar year in which the Closing occurs. If, at the time of Closing, the tax rate has not yet been fixed, ad valorem taxes shall be prorated based upon the tax rate established for the previous tax year applied to the latest assessed value; provided, however, that Seller and Purchaser agree that to the extent the actual taxes for the current year differ from the amount pro rated at Closing, the parties will make all necessary adjustments by appropriate payments between themselves following the Closing, and this provision shall survive the Closing.

             (d) All other income and ordinary operating expenses for or pertaining to the Property, including but not limited to public utility charges, maintenance, service charges and all other normal operating charges of the Property shall be prorated at the Closing effective as of the Closing Date. In this regard, all such expenses for the Closing Date shall be borne by Purchaser.

        Section 10.5 Possession of the Property shall be delivered to Purchaser by Seller at the Closing, subject only to the rights of tenants under the Tenant Leases or other occupancy agreements. Seller and Purchaser covenant and agree to execute, at Closing, a written notice of the acquisition of the Property by Purchaser, in sufficient copies for transmittal to all tenants affected by the sale and purchase of the Property and properly addressed to all such tenants. Such notice shall be prepared by Purchaser and approved by Seller, notifying the tenants of the sale and transfer and containing appropriate instructions relating to the payment of future rentals, the giving of future notices, and other matters reasonably required by Purchaser or required by law. Unless a different procedure is required by applicable law, in which event such laws shall be controlling, Purchaser agrees to transmit or otherwise deliver such letters to the tenants promptly after the Closing in a manner reasonably acceptable to Seller.

        Section 10.6 Seller shall pay all costs for the recertification of the survey as contemplated by Section 4.1 above; $3,690 toward the premiums for the Title Policy; and all transfer taxes and/or documentary stamp charges. Purchaser shall pay all costs for additional surveying services which may be requested by Purchaser as contemplated by Section 4.1 above; and all premiums over $3,690 for the Title Policy. The parties shall share equally all escrow fees charged by the Title Company. Each party shall bear its own legal expenses. All other costs and expenses connected with the Closing of the transaction contemplated by this Contract shall be borne by Seller and Purchaser in the manner in which such costs and expenses are customarily allocated between the parties at closings of Real Property similar to the Real Property in the area in which the Real Property is located.

        Section 10.7 The parties hereto acknowledge that the Tenant Leases require the tenants to pay a certain portion of operating expenses (including ad valorem taxes) of the Real Property in excess of certain base amounts which vary from Tenant Lease to Tenant Lease. Also, the Tenant Leases provide for the landlord to estimate those expenses on an annual basis and collect on a monthly basis 1/12th of those estimated expenses. The Tenant Leases provide for a reconciliation of those expenses after the expiration of each calendar year. The parties hereto agree that the Purchaser will, as soon as practical after the end of the calendar year in which the Closing Date occurs, reconcile with each tenant the additional amount of operating expenses owned by the tenant or the refund of any excess estimates paid by those tenants and upon final reconciliation of same, the parties hereto shall adjust and settle between themselves the overall additional amounts owed or the overall refunds due based pro rata on the period of time during the year of Closing during which each party hereto owned the Property and giving effect to the ad valorem tax proration made at the Closing and the estimated expenses collected by each party during its ownership period. Final settlement and adjustment hereunder shall be done within thirty (30) days after final reconciliation is made by the Purchaser with the tenants.

                           ARTICLE 11

                     Real Estate Commission

        Section 11.1 Each party represents and warrants to the other that it has dealt with no real estate brokers, agents, finders or similar persons in connection with the negotiation and execution of this Contract or the transactions contemplated hereby, except CB Commercial Real Estate Group, Inc. ("Principal Agent") and Block &
Company, Inc. ("Cooperating Agent").   If this Contract closes, Seller
will pay to Principal Agent and Cooperating Agent a real estate commission per the terms of a separate commission agreement between Seller and Principal Agent and Principal Agent and Cooperating Agent. Seller shall indemnify Purchaser against any loss, cost, damage or expense including reasonable attorneys' fees and court costs suffered or incurred by Purchaser as a result of any broker, agent, finder or similar person claiming by, through or under Seller. Purchaser agrees to indemnify Seller against loss, cost, damage or expense including reasonable attorneys' fees and court costs suffered by or incurred by Seller as a result of any broker, agent, finder or similar person claiming by or through or under Purchaser other than the sums owed by Seller to Principal Agent and Cooperating Agent per the commission agreement between Principal Agent and Seller and Principal Agent and Cooperating Agent. The indemnities in this Section 11.1 shall survive the Closing.


                           ARTICLE 12

                       Remedies of Default

        Section 12.1 In the event the sale of the Property is not consummated through default on the part of Purchaser, then the Earnest Money shall be paid to Seller by the Title Company as liquidated damages for Purchaser's default and as Seller's sole remedy hereunder, at law or in equity, for Purchaser's failure to close. Such amount is agreed upon by and between Seller and Purchaser as liquidated damages, due to the difficulty and inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof; provided, however, nothing contained herein shall limit Seller's right to recover its actual damages for bodily injuries or property damage resulting from a breach of Purchaser's indemnification obligations under Section 6.3 above.

        Section 12.2 In the event Seller defaults hereunder, Purchaser may, at Purchaser's option and as Purchaser's sole remedy either:
(i) terminate this Contract by giving written notice thereof to Seller or (ii) enforce specific performance hereunder. If Purchaser elects option (i) above, Purchaser shall be entitled to the immediate return of its Earnest Money and shall in addition, be entitled to recover from Seller the sum of $100,000, which amount is agreed upon by and between Seller and Purchaser as liquidated damages, due to the difficulty and inconvenience of ascertaining and measuring actual damages and the uncertainty thereof, plus its actual out-of-pocket expenses incurred in connection with the conduct of its due diligence in connection with this transaction not to exceed in the aggregate the sum of $32,000. Nothing herein shall limit Purchaser's right to sue Seller for any misrepresentation or breach of warranty contained in this Contract which Purchaser discovers after the Closing Date, provided such claim and the amount of recovery shall be limited by the provisions of Section 14.12 below.


                           ARTICLE 13

                      Exculpation of Trust


        This Contract is executed by the undersigned, not individually but as a trustee of AEW #25 Trust created under a Declaration of Trust, in the exercise of the power and authority conferred upon and vested in the undersigned as trustee. It is expressly understood and agreed by every party now or hereafter claiming any right or interest herein or hereunder that nothing contained herein shall be construed as creating any personal liability or obligation upon the undersigned trustee. This Contract is executed by the undersigned trustee under and by virtue of the powers contained in the Declaration of Trust, and each person dealing with any trustee of the Trust expressly agrees to look solely to the Trust property and the Trust beneficiary for satisfaction of any obligation set forth herein and agrees that the trustees of the Trust shall have no personal liability hereunder.

        Further, Brown & Williams Master Pension Trust ("Batus") as sole beneficiary of the Trust, agrees that Purchaser may look to Batus in satisfaction of any damages incurred by Purchaser as a result of any misrepresentation or breach of warranty by Seller under Section 8.1 above, up to the lesser of (i) Purchaser's actual damages (exclusive of any consequential or punitive damages) or (ii) $800,000, provided Purchaser has otherwise met all of the prerequisites set forth in
Section 14.12 below.


                           ARTICLE 14

                          Miscellaneous

        Section 14.1 All notices, demands, or other communications of any type (herein collectively referred to as "Notices") given by Seller to Purchaser or by Purchaser to Seller, whether required by this Contract or in any way related to the transaction contracted for herein, shall be in writing and delivered to the party to whom the notice is directed, either in person or by United States Mail, as a Registered or Certified item, Return Receipt Requested. Notices delivered other than by mail shall be effective when received.
Notices delivered by mail shall be effective when deposited in a Post Office or other depository under the care or custody of the United States Postal Service, enclosed in a wrapper with proper postage affixed, addressed as follows:

if to the Seller: AEW #25 Trust
                       c o Aldrich, Eastman & Waltch, L.P.
                       225 Franklin Street
                       Boston, Massachusetts  02110
                       Attention:  J. Grant Monahon and Steve Centrella

with copy to:          Robert L. Trimble
                       Andrews & Kurth L.L.P.
                       4400 Thanksgiving Tower
                       Dallas, Texas  75201

if to the Purchaser:   Bedford Property Investors, Inc
                       270 Lafayette Circle
                       Lafayette, California 94549
                       Attention:  Robert Pester

 with copy to:         Matthew P. Shippey
                       1320 North Street #23
                       Santa Rosa, California 95404


        Either party hereto may change the address for notice specified above by giving the other party ten (10) days advance written notice of such change of address.

        Section 14.2 For purposes of determining the time for performance of various obligations under this Contract, the "effective date of this Contract" or the "date of final execution of this Contract" shall be the date the Title Company acknowledges receipt of this Contract executed by Seller and Purchaser.

        Section 14.3  Time is of the essence of this Contract.

        Section 14.4 This Contract may not be assigned by Purchaser without the prior written consent of Seller, which will not be unreasonably withheld.

        Section 14.5 Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine and vice versa.

        Section 14.6 This Contract may not be modified or amended, except by an agreement in writing signed by Seller and Purchaser. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions or obligations.

        Section 14.7 Each person executing this Contract warrants and represents that he is fully authorized to do so.

        Section 14.8 In the event either party hereto files a suit to enforce this Contract or any provisions contained herein, the party prevailing in such action shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys' fees and court costs incurred in such suit.

        Section 14.9 The descriptive headings of the several Articles, Sections and paragraphs contained in this Contract are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        Section 14.10 This Contract constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement or condition not expressed in this Contract shall be binding upon the parties hereto or shall affect or be effective to interpret, change or restrict the provisions of this Contract.

        Section 14.11 Numerous copies of this Contract have been executed by the parties hereto. Each such executed copy shall have the full force and effect of an original executed instrument.

        Section 14.12 Except as set forth in Sections 6.3, 8.1, 8.2, 10.4(a) and (d), 10.7 and 11.1, no representations or warranties shall survive the Closing of this Contract. Notwithstanding anything contained elsewhere herein to the contrary, any claim by Purchaser against Seller for damages resulting from any misrepresentation or breach of warranty contained in this Contract, the Rent Roll, the Updated Rent Roll or any Direct Representation Certificate must be made in writing to Seller no later than one year after the Closing Date or such claim shall be conclusively deemed to have been waived by Purchaser. Further, the amount of damages recoverable by Purchaser from Seller as a result of any such misrepresentation or breach of warranty shall be limited to the lesser of (i) Purchaser's actual damages (exclusive of any consequential or punitive damages) or (ii) $800,000. Purchaser acknowledges and agrees that the Seller's representations and warranties referred to above were given in reliance and conditioned on the time and monetary limits set forth in this Section 14.12 and Purchaser acknowledges that these time limits and monetary limits are reasonable and an integral part of those representations and warranties.

        Section 14.13 If any date herein set forth for the performance of any obligations by Seller or Purchaser or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used here, the term "legal holiday" means any state or federal holiday for which financial institutions or post offices are generally closed for observance thereof, and the term "business day" means any calendar day other than Saturday, Sunday or a legal holiday.

        Section 14.14 Without the prior written consent of the other, Seller and Purchaser each agree not to disclose or publish the existence or terms of this Contract or any negotiations or information in connection herewith to any person or entity other than their respective officers, directors, partners, lenders, agents, employees, attorneys, accountants, contractors and other persons involved or prospectively involved in the negotiation and consummation of this transaction. Nothing contained in this section shall be deemed to prohibit Purchaser from contacting tenants and or vendors connected with the Property during the normal course of Purchaser's due diligence.

 EXECUTED on this, the 23rd day of August 1995 by Purchaser.

BEDFORD PROPERTY INVESTORS, INC.

By: /s/ Bob Pester
Name:  Bob Pester
Title:  Vice President


EXECUTED on this, the 24th day of August 1995 by Seller.

AEW #25 TRUST

By: /s/ J. Grant Monahon
Name:  J. Grant Monahom
Title:  Trustee


                  RECEIPT BY THE TITLE COMPANY

 This Contract, fully executed by Seller and Purchaser, has been received by the Title Company this 6th day of September 1995.

First American Title Guarantee Company
By: /s/ Rebecca James for Pamela Nicolini
Its:  Escrow Officer / Special Projects Office

                           EXHIBIT "A"

                     [Property Description]


A tract of land in the Southwest 1/4 of Section 8, Township 13, Range 25, in the City of Overland Park, Johnson County, Kansas, more particularly described as follows: Commencing at the Southeast corner of said Southwest 1/4; thence South 87 degrees 53' 48" West along the South line of said Southwest 1/4, a distance of 727.83 feet; thence North 2 degrees 10' 50" West, a distance of 55 feet, to a point on the North right-of-way line of 111th Street, as now established, said point being the true point of beginning of said tract; thence South 87 degrees 53' 48" West along a line parallel to the South line of said Southwest 1/4, a distance of 534.92 feet; thence North 13 degrees 41' West, a distance of 168.39 feet; thence North 2 degrees 02; 04" West, a distance of 144.50 feet, to a point of curvature; thence Northerly, Northeasterly and Easterly, along a curve to the right, having a radius of 220 feet and a central angle of 90 degrees a distance of
345.58 feet; to a point of tangency; thence North 87 degrees 57 ' 56" East, a distance of 347.57 feet; thence South 2 degrees 10' 50" East, a distance of 528.79 feet, to the point of beginning.

together with a non-exclusive appurtenant easement for ingress and egress over the following described land:

The West 30 feet of the following described tract of land: A tract of land in the Southwest 1/4 of Section 8, Township 13, Range 25, in the City of Overland Park, Johnson County Kansas, More particularly described as follows: Commencing at the Southeast corner of said Southwest 1/4, thence South 87 degrees 53' 48" West, along the South line of Said Southwest 1/4, a distance of 727.83 feet; thence North 2 degrees 10' 50" West, a distance of 55 feet, to a point on the North right-of-way line of 111 Street, as now established, said point also being the true point of beginning of said tract; thence continuing, North 2 degrees 10' 50" West a distance of 528.79 to the South line of 110th Street, as now established; thence North 87 degrees 57 ' 56" East, along the South line of said 110th Street, a distance of 155.37 feet, to a point of curvature; thence Southeasterly, along a curve to the right, having a radius of 970 feet, and a central angle of 10 degrees 44', a distance of 181.71 feet, to a point of reverse curvature; thence Southeasterly and Easterly, along a curve to the left, having a radius of 1030 feet, and a central angle of 10 degrees 44', a distance of 192.95 feet; thence South 80 degrees 02' 58" East, a distance of 163.73 feet, to a point 60 feet West of the East line of said Southwest 1/4; thence South 2 degrees 10 ' 50" East, along a line parallel to the East line of said Southwest 1/4, a distance of 448.97 feet thence South 42 degrees 51' 29" West, a distance of 14.13 feet, to a point 55 feet North of the South line of said Southwest 1/4; thence South 87 degrees 53' 48" West, along a line parallel to the South line of said Southwest 1/4, a distance of 677.83 feet, to the true point of beginning.

                           EXHIBIT "B"

                  [Tenant Estoppel Certificate]

To:     Bedford Property Investors, Inc. ("Bedford)
        270 Lafayette Circle
        Lafayette, CA  94549

        Bank of America N.T. & S.A. ("Bank")
        Commercial Real Estate Services Division
        50 California Street, 11th Floor
        San Francisco, CA  94111
        Attn:  P. Wong

Re:     Lease Dated:
        Landlord:
                       ("Landlord")
        Tenant:
                       ("Tenant")

        Premises: Approximately         square feet
                  located at
                       ("Premises")

Ladies and Gentlemen:

   The undersigned, Tenant under the above-described lease ("the
Lease"), hereby certifies to you as of the date hereof the following:

   1. Tenant is the present owner and holder of the tenants interest under the lease described above, as it may be amended to date (the "Lease"). The Lease covers the Premises referenced above, located within the building (the "Building") at the address set forth above.

   2. (a) The attached Exhibit A accurately identifies the Lease and all modifications, amendments, supplements, side letters, addenda and riders of and to it.

        (b)  The Lease provides that in addition to the Premises,
Tenant has the right to use or rent       unassigned parking spaces
near the Building, or in the Building garage, if any, during the term of the Lease.

        (c)  The term of the Lease commenced on           , 19    ,
and will expire on            , including any presently exercised
option or renewal term. Except as specified below, the Tenant has no option to renew, extend or cancel the Lease, or to lease additional space in the Premises or the Building, or to use any other parking other than that specified in Section 2(b) above (if none, so state).

        (d) Tenant has no option or preferential right to purchase all or any part of the Premises (or the land of which the Premises is a part). Tenant has no right or interest with respect to the premises or the Building other than as Tenant under the Lease.

        (e)  The annual minimum rent currently payable under the
Lease is $        and such rent has been paid through        , 19  .

        (f) (IF APPLICABLE) Additional rent is payable under the Lease for the following (please check if applicable) (i) operating
maintenance or repair expenses         , (ii) property taxes       ,
(iii) consumer price index cost of living adjustments        , or (iv)
percentage of gross sales adjustments (i.e., adjustments made based on
under payment of percentage rent)       .  Such additional rent has
been paid in accordance with Landlord's rendered bills through
, 19  .  The base year amount for such additional rental items are as
follows:  (1) operating, maintenance or repair expenses $          ,
(2) property taxes $        , (3) consumer price index (please
indicate base year CPI level)          .

        (g) Tenant has made no agreement with Landlord or any agent, representative or employee or landlord concerning free rent, partial rent, rebate of rental payments or any other similar rent concession except as expressly set forth in the Lease.

        (h)  Landlord currently holds a security deposit in the
amount of $         , which is to be applied by Landlord or returned
to Tenant in accordance with the terms of the Lease. Tenant acknowledges and agrees that Bank shall have no responsibility or liability for any security deposit, except to the extent that any security deposit shall have been actually received by Bank.

   3. (a) The Lease constitutes the entire agreement between Landlord and Tenant with respect to the Premises, and has not been modified, changed, altered or amended and is in full force and effect in the form described in Exhibit A. There are no other agreements, written or oral, which affect Tenant's occupance of the Premises.

        (b) All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.

        (c) To the best knowledge of Tenant, no party is in default under the lease. To the best knowledge of Tenant, no event has occurred which, with the giving of notice or passage of time, or both, would constitute such default.


        (d) The interest of Tenant in the Lease has not been assigned or encumbered. Tenant is not entitled to any credit against any rent or other charge or rent concession under the lease except as set forth in the Lease. No rental payments have been made more than one month in advance.

   4. All contributions required to be paid by Landlord to date for improvements to the Premises have been paid in full and all of Landlord's obligations with respect to tenant improvements have been fully performed. Tenant has accepted the Premises, subject to no conditions other than those set forth in the lease.

   5. Neither Tenant nor any guarantor of Tenant's obligations under the Lease is the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships.

   6. (a) As used here, "Hazardous Substance" means any substance, material or waste (including petroleum products) which is designated, classified or regulated as being "toxic" or "hazardous" or a "pollutant" or which is similarly designated, classified or regulated, under any federal, state or local law, regulation or ordinance.

        (b) Tenant represents and warrants that it has not used, generated, released, discharged, stored or disposed of any Hazardous Substances on, under, in or about the Building or the land on which the Building is located, other than Hazardous Substances used in the ordinary and commercially reasonable course of Tenant's business in compliance with all applicable laws. Except for such commercially reasonable use, Tenant has no actual knowledge that any Hazardous Substance is present or has been used, generated, released, discharged, stored or disposed of by any party on, under, in or about such Building or land.

   7. Tenant hereby acknowledges the right of Bank and Bedford and any and all of Bedford's present and future lenders, its successors and assigns, to relay upon the statements and representations of Tenant contained in the Certificate and further acknowledges that any purchase by Bedford of the property which includes the Premises and the Building, and any loan made by Bank to Bedford and secured in whole or in part by the property which includes the Premises and the Building, will be made and entered into in material reliance on this certificate.

   8. Tenant hereby agrees to furnish Bedford and Bank with such other and future estoppels as may be reasonably requested from time to time.

        "Tenant"

        a
        By:
        Its:
        Date:

                           Exhibit 99.1


CONTACT:                                   FOR IMMEDIATE RELEASE
Peter B. Bedford                                October 10, 1995
Chairman of the Board and Chief Executive Officer

Donald A. Lorenz
Executive Vice President and Chief Financial Officer

Telephone:  (510) 283-8910



BEDFORD PROPERTY INVESTORS
COMPLETES ACQUISITION


               LAFAYETTE, CA -- Bedford Property Investors, Inc. (NYSE:BED) announced that it has completed the acquisition of 6600 College
Boulevard in Overland Park, Kansas for $6,360,000.

               The 6600 College Boulevard building is a single story, 79,316 square foot office complex acquired from AEW #25 Trust. The project is 100 percent leased to six tenants.

               Bedford Property Investors, Inc. is a self-administered equity real estate investment trust (REIT) with investments in suburban office buildings and industrial properties concentrated in the western
United States.  It is traded on the New York and Pacific Stock
Exchanges under the symbol  BED.